POWER OF ATTORNEY

Know all by these presents, that the undersigned  hereby constitutes and appoints each of
John Strahley and Shane Sevier as the undersigned's true and lawful attorneys-in-fact  to:

(1)  execute  for and on behalf of the undersigned,  in the undersigned's capacity  as a reporting  person  pursuant  to  Section  16  of the  Securities  Exchange  Act  of 1934,  as amended (the "Exchange  Act"), and the rules thereunder  of IsoPlexis  Corporation  (the "Company"), Forms 3, 4 and 5, including any amendments  thereto, in accordance  with Section 16(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the undersigned  which may be necessary  or desirable  to complete  and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents  executed by any of such attorneys-in-fact  on behalf of the undersigned  pursuant  to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact  may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,  as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney  and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company  assuming, any of the undersigned's responsibilities  to comply with Section 16 of the Exchange Act.

This Power of Attorney  shall remain in full force and effect until the undersigned  is no longer  required  to file Forms  3, 4  and  5  with  respect  to the undersigned's  holdings  of and transactions  in securities issued by the Company, unless earlier revoked by the undersigned  in a signed writing delivered to the foregoing attorneys-in-fact.

IN  WITNESS  WHERE OF,  the  undersigned  has  caused  this  Power  of Attorney  to  be executed as of this July 26, 2021.

/s/ Siddhartha Kadia
Name: Siddhartha Kadia